Registration No. 333-163509

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
ON FORM S-8 TO FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STANLEY BLACK & DECKER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut (State or Other Jurisdiction of Incorporation or Organization)	1000 Stanley Drive New Britain, Connecticut 06053 (Address of Principal Executive Offices Including Zip Code)	06-0548860 (I.R.S. Employer Identification No.)

The Black & Decker 2003 Stock Option Plan
The Black & Decker 1996 Stock Option Plan
The Black & Decker 1992 Stock Option Plan
The Black & Decker 2008 Restricted Stock Plan
The Black & Decker 1995 Stock Option Plan for Non-Employee Directors
Non-Employee Directors Stock Plan
(Full Title of the Plans)

Bruce H. Beatt, Esquire
Stanley Black & Decker, Inc.
1000 Stanley Drive
New Britain, Connecticut 06053
(Name and Address of Agent For Service)

860-225-5111
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
	Amount to be		Offering Price	Proposed Maximum Aggregate	Amount of
Title of Securities to be Registered	Registered(1)		Per Share(2)	Offering Price(2)	Registration Fee(2)
Common Stock, par value $2.50 per share (and associated Series A Junior Participating Preferred Stock purchase rights)			N/A	N/A	N/A
The Black & Decker 2003 Stock Option Plan	1,053,831	(3)	N/A	N/A	N/A
The Black & Decker 1996 Stock Option Plan	203,957	(4)	N/A	N/A	N/A
The Black & Decker 1992 Stock Option Plan	241	(5)	N/A	N/A	N/A
The Black & Decker 2008 Restricted Stock Plan	40,618	(6)	N/A	N/A	N/A
The Non-Employee Directors Stock Plan	37,660	(7)	N/A	N/A	N/A
The Black & Decker 1995 Stock Option Plan for Non-Employee Directors	3,667	(8)	N/A	N/A	N/A
Total	1,339,974		N/A	N/A	N/A

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock, par value $2.50 per share (the “Common Stock”), of Stanley Black & Decker, Inc. (formerly The Stanley Works) as may become issuable pursuant to the anti-dilution provisions of any of the plans listed above.

(2)	Not applicable. All filing fees payable in connection with the registration of these securities were already paid in connection with the filing of our Registration Statement on Form S-4 on December 4, 2009, as amended by Amendment No. 1 filed on January 15, 2010 and Amendment No 2. filed on February 2, 2010, which was declared effective on February 3, 2010 and subsequently amended by the Post-Effective Amendment No. 1 on Form S-8 filed on March 12, 2010. Accordingly, no additional filing fee is required. See “Explanatory Note”.

(3)	Represents 1,053,831 shares of Common Stock issuable under outstanding stock options granted under the The Black & Decker 2003 Stock Option Plan, which were assumed when Blue Jay Acquisition Corp., a wholly owned subsidiary of the The Stanley Works, merged with and into The Black and Decker Corporation (the “Merger”).

(4)	Represents 203,957 shares of Common Stock issuable under outstanding stock options granted under the The Black & Decker 1996 Stock Option Plan, which were assumed in connection with the Merger.

(5)	Represents 241 shares of Common Stock issuable under outstanding stock options granted under the The Black & Decker 1992 Stock Option Plan, which were assumed in connection with the Merger.

(6)	Represents 40,618 shares of Common Stock issuable under outstanding awards granted under the The Black & Decker 2008 Restricted Stock Plan, which were assumed in connection with the Merger.

(7)	Represents 37,660 shares of Common Stock issuable under outstanding awards granted under the Non-Employee Directors Stock Plan, which were assumed in connection with the Merger.

(8)	Represents 3,667 shares of Common Stock issuable under outstanding stock options granted under the The Black & Decker 1995 Stock Option Plan for Non-Employee Directors, which were assumed in connection with the Merger.

EXPLANATORY NOTE
     Stanley Black & Decker, Inc. (formerly The Stanley Works, and herein referenced as “Stanley” or the “Registrant”) hereby amends its Registration Statement on Form S-4 (Registration No. 333-163509), as amended by Amendment No. 1 filed on January 15, 2010 and Amendment No. 2 filed on February 2, 2010, which was declared effective on February 3, 2010 (the “Form S-4”) and subsequently amended by the Post-Effective Amendment No. 1 on Form S-8 filed on March 12, 2010 (the “First Form S-8 POS”), by filing this Post-Effective Amendment No. 2 on Form S-8 (this “Second Form S-8 POS”) relating to 1,339,974 shares of Stanley Common Stock issuable upon the exercise of options and awards granted pursuant to the terms of the Black & Decker 2003 Stock Option Plan, the Black & Decker 1996 Stock Option Plan, the Black & Decker 1992 Stock Option Plan, the Black & Decker 1995 Stock Option Plan for Non-Employee Directors, the Black & Decker 2008 Restricted Stock Plan and the Non-Employee Directors Stock Plan (collectively, the “Plans”). All such shares were previously registered on the Form S-4 and shares to be issued under the Plans were previously registered on the First Form S-8 POS. This Second Form S-8 POS registers additional shares under the Plans and such additional shares will be subject to issuance under this Second Form S-8 POS and not the Form S-4 or the First Form S-8 POS.
     Pursuant to General Instruction E of Form S-8, the contents of the First Form S-8 POS are hereby incorporated by reference herein.
PART II
INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following additional documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:
(1)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2010;

(2)	the Registrant’s Current Report on Form 8-K filed with the Commission on April 13, 2010; and

(3)	the Registrant’s Current Report on Form 8-K filed with the Commission on April 27, 2010.
     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any

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document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
ITEM 8. EXHIBITS.
     The exhibits to this Second Form S-8 POS are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

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SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut, on this 13th day of May, 2010.

STANLEY BLACK & DECKER, INC.,
By	/s/ Bruce H. Beatt
	Name:	Bruce H. Beatt
	Title:	Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* John F. Lundgren	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2010

* Donald Allan, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 13, 2010

* John G. Breen	Director	May 13, 2010

* Patrick D. Campbell	Director	May 13, 2010

* Carlos M. Cardoso	Director	May 13, 2010

* Virgis W. Colbert	Director	May 13, 2010

* Robert B. Coutts	Director	May 13, 2010

* Eileen S. Kraus	Director	May 13, 2010

Signature	Title	Date

* Marianne Miller Parrs	Director	May 13, 2010

* Lawrence A. Zimmerman	Director	May 13, 2010

Nolan D. Archibald	Chairman and Director

George W. Buckley	Director

M. Anthony Burns	Director

Manual A. Fernandez	Director

Benjamin H. Griswold, IV	Director

Robert L. Ryan	Director

*	Bruce H. Beatt, the above signed attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors pursuant to a power of attorney filed with the Commission.

EXHIBIT INDEX

Exhibit	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to The Stanley Works Annual Report on Form 10-K for the year ended January 2, 1999)

4.2	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to The Stanley Works Current Report on Form 8-K dated December 21, 2009)

4.3	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Stanley Black & Decker, Inc. Current Report on Form 8-K dated March 12, 2010)

4.4	Amended and Restated By-laws of Stanley Black & Decker, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated March 12, 2010)

4.5	Rights Agreement, dated as of January 19, 2006, by and between The Stanley Works and Computershare Investor Services L.L.C. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K/A dated February 22, 2006)

4.6	Amendment No. 1 to Rights Agreement, dated as of December 21, 2009 (incorporated by reference to Exhibit 4.2 to The Stanley Works Current Report on Form 8-K dated December 21, 2009)

4.7	The Black & Decker 2003 Stock Option Plan (incorporated by reference to Exhibit 4.7 to the Registrant’s Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement dated March 12, 2010)

4.8	The Black & Decker 1996 Stock Option Plan (incorporated by reference to Exhibit 4.8 to the Registrant’s Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement dated March 12, 2010)

4.9	The Black & Decker 1992 Stock Option Plan (incorporated by reference to Exhibit 4.9 to the Registrant’s Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement dated March 12, 2010)

4.10	The Black & Decker 2008 Restricted Stock Plan (incorporated by reference to Exhibit 4.10 to the Registrant’s Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement dated March 12, 2010)

4.11	The Non-Employee Directors Stock Plan (incorporated by reference to Exhibit 4.11 to the Registrant’s Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement dated March 12, 2010)

Exhibit	Description
4.12	The Black & Decker 1995 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 4.12 to the Registrant’s Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement dated March 12, 2010)

5.1	Opinion of Bruce H. Beatt (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Bruce H. Beatt (included in Exhibit 5.1)

24.1	Power of Attorney (previously filed)